Exhibit 99.1

Contact:	Patrick Fitzgerald
General Nutrition Centers, Inc.
(412) 402-7455
Patrick-Fitzgerald@GNC-HQ.com

General Nutrition Centers Announces

Proposed Private Offering of Senior Notes

Pittsburgh PA, January 6, 2005: General Nutrition Centers, Inc. (GNC) today announced that it intends to offer, subject to market conditions, $150,000,000 aggregate principal amount of Senior Notes due 2011. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in off shore transactions in accordance with Regulation S under the Securities Act. GNC intends to use the net proceeds of the offering, together with cash on hand, to refinance in part its senior term loan facility.

The securities to be offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

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